                                                                    EXHIBIT 23.1



                          CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statement on Form S-8 (333-40588) pertaining to the LendingTree, Inc. Stock Option Plan of our report dated June 5, 2000, with respect to the consolidated financial statements of HomeSpace, Inc. included in the Current Report on Form 8-K dated October 12, 2000, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP


Los Angeles, California
October 12, 2000